Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

VCA Antech, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements, and all related financial statement schedules, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Los Angeles, California

May 11, 2009

II-10